Exhibit T3B.3(b)

AMENDMENT TO THE

AMENDED AND RESTATED OPERATING AGREEMENT

OF

AMERICAN PROPERTY ACQUISITIONS VII, LLC

December 14, 2022

The sole member (the “Sole Member”) of American Property Acquisitions VII, LLC, a Georgia limited liability company (the “Company”), by the written consent of the Sole Member and in accordance with Section 17 of the Amended and Restated Operating Agreement of the Company, dated as of May 17, 2021 (the “Agreement”) and Title 14 of the Official Code of Georgia Annotated, hereby approves and adopts on the date hereof the following amendment to the Agreement to be effective on the date hereof (this “Amendment”).

1.

Amendments to the Agreement. A new Section 24 is hereby added to the Agreement, as follows: “Bankruptcy. Notwithstanding any provision of this Agreement to the contrary, the bankruptcy of a Member shall not cause the dissolution of the Company or such Member to cease to be a Member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.”

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia (without reference to the conflicts of law provisions thereof).

3.

Entire Agreement. This Amendment, the Agreement and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Agreement.

4.	Except as expressly set forth herein, the Agreement shall remain unchanged and in full force and effect in all respects.

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IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has executed this Amendment and made it effective, as of the date first written above.

AMERICAN PROPERTY ACQUISITION, LLC

By: Core Scientific Operating Company, its sole member

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	EVP, General Counsel, Chief Compliance Officer and Secretary

[AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF AMERICAN PROPERTY ACQUISITIONS VII, LLC]